Exhibit 99.2

CHANGE IN CONTROL AGREEMENT

This Agreement (the “Agreement”) made as of the 30th day of May, 2006, by and between Florida East Coast Railway, L. L. C. , a limited liability company (“Company”) and Florida East Coast Industries, Inc. (“FECI”) with its principal offices at One Malaga Street, St. Augustine, Florida 32084 and Amy Bramlitt (the “Executive”).

W I T N E S S E T H

WHEREAS, the Company believes that the establishment and maintenance of sound and vital management of the Company is essential to the protection and enhancement of the interests of FECI, the Company and the stockholders of FECI;

WHEREAS, the Company also recognizes that the possibility of a Change in Control (as defined herein), with the attendant uncertainties and risks, might result in the departure or distraction of key employees of the Company to the detriment of the Company;

WHEREAS, the FECI Board and the Company Board have determined that it is appropriate to take steps to induce key employees to remain with the Company, and to reinforce and encourage their continued attention and dedication, when faced with the possibility of a Change in Control; and

WHEREAS, the FECI Board and the Company Board have determined that it is in the best interests of FECI, the Company and the FECI stockholders to improve upon the provisions relating to a Change in Control contained in any written agreement with the Company, including the Executive’s Employment Agreement, and to include those provisions in this Agreement, with certain modifications as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

(a) “Base Salary” means the Executive’s annual base compensation rate for services paid by the Company and FECI to the Executive at the time immediately prior to the Executive’s termination of employment, as reflected in the Company’s payroll records or, if higher, the Executive’s annual base compensation rate immediately prior to a Change in Control. Base Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation or any other additional compensation but shall include amounts reduced pursuant to the Executive’s salary reduction agreement under Sections 125 or 401(k) of the Code, if any, or a nonqualified elective deferred compensation arrangement, if any, to the extent that in each such case the reduction is to base salary.

(b) “Bonus” means the Executive’s target performance bonus for the fiscal year in which the Executive’s termination of employment occurs or, if higher, the Executive’s target performance bonus for the fiscal year in which a Change in Control occurs.

(c) “Cause” means any of the following:

(i) (A) a material breach by the Executive of the obligations under any written agreement with the Company, including the Employment Agreement or (B) a failure to attempt in good faith to perform the Executive’s duties and responsibilities (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive’s part; provided that such breach or failure is not remedied within ten (10) days after receipt of notice from the Company specifying such breach or failure;

(ii) the Executive’s conviction for committing a felony or the guilty or nolo contendere plea by the Executive to a felony (other than as a result of vicarious liability where the Executive was not involved in and had no material knowledge of the action or inactions leading to the charges or had such involvement or knowledge but acted upon advice of the Company’s counsel as to its legality);

(iii) the (A) willful engaging by the Executive in misconduct or (B) the Executive’s gross negligence, in either case, with regard to, the Employer or the Executive’s duties, which have, or is likely to have, a material adverse impact on the Employer; or

(iv) a material act of dishonesty or breach of trust on the Executive’s part resulting or intending to result, directly or indirectly, in material personal or family gain or enrichment at the expense of the Employer.

For purposes of this paragraph, no act, or failure to act, on the Executive’s part shall be considered “willful” unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company. In the event that the Executive alleges that the failure to attempt to perform the Executive’s duties and responsibilities is due to a physical or mental illness, and thus not “Cause” under (i) above, the Executive shall be required to furnish the Company with a written statement from a licensed physician who is reasonably acceptable to the Company which confirms the Executive’s inability to attempt to perform due to such physical or mental illness. A termination for Cause after a Change in Control shall be based only on events occurring after such Change in Control; provided, however, the foregoing limitation shall not apply to an event constituting Cause which was not discovered by the Company prior to a Change in Control.

(d) “Change in Control” means the occurrence of any of the following:

(i) any “person” or group of affiliated “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than FECI or any other party controlled by, controlling or under common control with FECI or any employee benefit plan of FECI or any of the foregoing, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; provided, however, that for purposes of this subsection (i), no Change in Control shall be deemed to occur solely as a result of the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of FECI by any “person” or group of affiliated “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

(ii) the Company adopts, and the stockholders of the Company approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or otherwise disposes of substantially all of its assets to any “person” or “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) FECI or any party controlled by, controlling or under common control with FECI or (B) a spin-off or similar disposition to the stockholders of FECI; or

(iii) the Company is a party to a merger or consolidation in which the shareholders of the Company or FECI immediately prior to such transaction hold less than 50% of the total voting power of the resulting or surviving entity immediately after such transaction in approximately the same proportion as prior to such transaction; or

(iv) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing more than 50% of the total voting power represented by FECI’s then outstanding voting securities; or

(v) a change in the composition of the FECI Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of FECI as of the date hereof or (B) are elected or nominated for election, to the FECI Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of FECI); or

(vi) FECI adopts, and the stockholders approve, if necessary, a plan of complete liquidation of FECI, or FECI sells or disposes of substantially all of its assets to any “person” or group of affiliated “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a spin-off or similar disposition to the stockholders of FECI; or

(vii) FECI is a party to a merger or consolidation in which the shareholders of FECI immediately prior to such transaction hold less than 50% of the total voting power of the resulting or surviving entity immediately after such transaction in approximately the same proportion as prior to such transaction. Only one Change in Control may occur under this Agreement.

(e) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Company” has the meaning ascribed to it in the preamble and in paragraph 14 hereof.

(h) “Company Board” means the board of directors of the Company.

(i) “Effective Date” means May 30, 2006.

(j) “Employer” means FECI, the Company and their respective affiliates.

(k) “Employment Agreement” means the employment agreement (if any) between the Executive and the Company in effect on the Effective Date.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “FECI” has the meaning ascribed to it in the preamble.

(n) “FECI Board” means the board of directors of FECI.

(o) “Good Reason” means the occurrence or failure to cause the occurrence of any of the following events without the Executive’s express written consent:

(i) any material diminution in the Executive’s title, duties, responsibilities or authority with the Company from that which exists immediately prior to a Change in Control (except in each case in connection with the termination of the Executive’s employment for Cause or as a result of the Executive’s death, or temporarily as a result of the Executive’s illness or other absence);

(ii) a relocation of the Executive’s principal business location to an area outside a 35 mile radius of the Executive’s principal business location at the time of the Change in Control, or a material increase in the amount of travel required of Executive beyond that required prior to the Change in Control;

(iii) a reduction in the Executive’s annual Base Salary;

(iv) a failure by the Company after a Change in Control to continue any annual bonus plan, program or arrangement in which the Executive is then entitled to participate (the “Bonus Plans”), provided that any such plan(s) may be modified at the Company’s discretion from time to time but shall be deemed terminated if (A) any such plan does not remain substantially in the form in effect prior to such modification and (B)

plans providing the Executive with substantially similar benefits are not substituted therefor (“Substitute Plans”), or a failure by the Company to continue the Executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to the potential amount of the bonus and the achievability thereof as the Executive participated immediately prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans, provided that such action is not cured within 10 days after written notice thereof from the Executive to the Company;

(v) the failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by Executive under any of the Company’s life insurance, medical, dental, accident, disability or pension plans or perquisites in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide Executive with the number of paid vacation days to which she is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control;

(vi) a material breach by the Company of any other written agreement with the Executive or failure to timely pay any compensation obligation to the Executive that in either case remains uncured for 10 days after written notice of such breach is given by the Executive to the Company;

(vii) failure of any successor to assume in a writing delivered to Executive and reasonably satisfactory to Executive the obligations hereunder within 10 days after written notice by the Executive to the Company; or

(viii) any purported termination of Executive’s employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Sections 5 and 6 hereof, which purported termination shall not be effective for purposes of this Agreement.

(p) “Term” has the meaning ascribed to it in Section 2 hereof.

2. Term. The term of this Agreement shall commence on the Effective Date and end on the earlier of (a) the termination of the Executive’s employment with the Company or (b) the first anniversary of the Effective Date (the “Term,” as it may be extended or terminated); provided, however, that the Term shall be automatically extended for successive additional one (1) year periods (the “Additional Terms”), unless, at least 180 days prior to the end of the original Term or the then Additional Term, the Company has notified the Executive in writing that the Term shall not be extended and further provided, if a Change in Control occurs prior to the end of the aforesaid period, the duration of this Agreement shall be extended, if it would otherwise end prior thereto, until the second anniversary of the date of such Change in Control, whether such two-year period ends before or after the end of such aforesaid period. Notwithstanding anything in this Agreement to the contrary, if the Company becomes obligated to make any payment to the Executive pursuant to the terms hereof, then this Agreement shall remain in effect for such purposes until all of the Company’s obligations hereunder are fulfilled.

3. Termination Following Change in Control. If a Change in Control occurs during the Term and the Executive’s employment by the Company is terminated (a) by the Company without Cause or by the Executive for Good Reason at any time during the period commencing on the date of the Change in Control and ending on the second anniversary of the Change in Control or (b) by the Company without Cause or by the Executive for Good Reason (based on Section 1(o)(i), (ii), (iii) and (iv) and without reference to the Change in Control measurement date) at any time during the period commencing three months prior to a Change in Control and ending immediately prior to the Change in Control and the Executive demonstrates that such termination was requested by the party taking control or was otherwise in anticipation of the Change in Control, then the Company shall pay or provide the Executive with the payments and benefits provided under Section 4 hereof.

4. Compensation Upon Termination. Subject to Section 9, in the event that the Executive becomes entitled to payments or benefits pursuant to Section 3, then the Company shall pay or provide the Executive with the following payments and benefits in lieu of any other termination, change in control, separation, severance or similar benefits under the Employment Agreement or under any other compensation arrangement with the Employer. The amounts hereunder shall reduce and be in full satisfaction of any statutory entitlement (including notice of termination, termination pay and/or severance pay) of the Executive upon a termination of employment.

(a) Within 10 business days after the Date of Termination (or within 10 business days after the date of the Change in Control if the termination occurred within three months prior to the Change in Control and such amount was not previously paid): (i) any unpaid Base Salary through the Date of Termination and any accrued vacation; (ii) any unpaid bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses incurred through the Date of Termination; and (iv) all other payments, benefits or fringe benefits to which the Executive may be entitled subject to, and in accordance with, the terms of any applicable compensation arrangement or benefit (other than severance arrangements), equity or fringe benefit plan or program or grant.

(b) Within 10 business days after the Date of Termination (or within 10 business days after the date of the Change in Control if the termination occurred within three months prior to the Change in Control and such amount was not previously paid), a lump sum cash payment equal to two times the sum of the Executive’s Base Salary and Bonus in effect on the date immediately preceding the Change in Control.

(c) Within 10 business days after the Date of Termination (or within 10 business days after the date of the Change in Control, if the termination occurred within three months prior to the Change in Control and such amount was not previously paid), payment of a pro-rata portion of the Bonus for the fiscal year to which the Bonus relates (determined by multiplying such amount by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Executive is employed by the Company and the denominator of which is 365).

(d) Repayment obligations for any sign-on bonuses or relocation payments, if any, conditioned upon a termination of employment shall be forgiven on a termination for Good Reason or without Cause following a Change in Control.

(e) Subject to the Executive’s continued co-payment of premiums which shall not exceed the level of co-payment made by the Executive immediately prior to the date of the Change in Control, continued participation in all health plans which cover the Executive (and eligible dependents), including, without limitation, medical, dental and prescription drug coverage upon the same terms and conditions (except for the requirements of the Executive’s continued employment) in effect on the date of termination until two years after the Date of Termination; provided, however, that in the event that the Executive obtains other employment that offers substantially similar or improved benefits, as to any particular health plan, the continuation of coverage by the Company for such similar or improved benefit under such plan shall immediately cease. To the extent, in the good faith judgment of the Company, such coverage cannot be provided under the Company’s health plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on the Executive, the Company shall pay the Executive an amount equal to the cost to the Company for a similarly situated active employee fully grossed-up to cover taxes on such amount and the gross-up payment. Such period of medical coverage shall reduce and count against the Executive’s rights to COBRA continuation coverage.

(f) Unless otherwise provided in any stock option grant agreement made after the Effective Date, a Change in Control of the Company shall constitute a Change in Control or accelerating event under any existing stock option agreement between the Executive and FECI for the option to purchase FECI common stock for purposes of vesting and term under such stock option agreement and such options shall vest and be exercisable in accordance with the Exercise Period set forth in such stock option grant agreements.

5. Notice of Termination. After a Change in Control, any purported termination of the Executive’s employment pursuant to Section 3 shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 17. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment.

6. Date of Termination. “Date of Termination”, with respect to any purported termination of the Executive’s employment after a Change in Control, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Executive for Good Reason, shall not be less than five days nor more than 60 days, from the date such Notice of Termination is given). In the event of Notice of Termination by the Company, the Executive may treat such notice as having a Date of Termination at any date between the date of the receipt of such notice and the Date of Termination indicated in the Notice of Termination by the Company; provided, that the Executive must give the Company written notice of the Date of Termination if the Executive deems it to have occurred prior to the Date of Termination indicated in the notice.

7. Excise Tax. In the event that the Executive becomes entitled to payments and/or benefits which would constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code, the provisions of Exhibit A shall apply.

8. No Duty to Mitigate/Set-off. In the event of any termination of the Executive’s employment, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. The amounts payable hereunder shall not be subject to set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive.

9. Non-Competition; Confidentiality. (a) The Executive acknowledges that the restrictive covenants (including, without limitation, confidentiality and non-competition) in any other agreement with the Company previously signed by the Executive (including the Employment Agreement) shall not be affected by this Agreement and that the restrictive covenants therein shall continue to apply after a Change in Control or a termination of employment after a Change in Control in accordance with the terms of such restrictive covenants.

(b) Furthermore, during the two-year period after the Termination Date, the Executive shall not, directly or indirectly, (i) induce, solicit, recruit or hire or attempt to induce, solicit, recruit or hire or aid others in inducing, soliciting, recruiting or hiring any employee of the Company, or in any way interfere with the relationship between the Company and an employee thereof, or (ii) in any way interfere with the relationship between the Company and any customer, supplier, licensee or other business relation thereof.

10. Release Required. Any amounts payable pursuant to this Agreement (beyond amounts payable pursuant to Section 4(a)) shall only be payable if the Executive delivers to the Company (and does not revoke) a release of all claims of any kind whatsoever that the Executive has or may have against the Employer and its officers, directors and employees, known or unknown, as of the Date of Termination (other than claims to payments specifically payable hereunder, claims under COBRA, claims to vested accrued benefits under the Employer’s employee benefit plans, claims relating to any rights of indemnification under the Company’s organizational documents or otherwise or claims relating to any outstanding stock options or other equity-based award on the Date of Termination) occurring up to the release date in such form as reasonably required by the Company (but without ancillary provisions not directly related to the release).

11. Litigation Support. Subject to the Executive’s other commitments, following the Executive’s receipt of any payments or benefits under this Agreement, the Executive shall be reasonably available to cooperate with the Company and provide information as to matters which the Executive was personally involved, or has information on, during the Executive’s employment with the Company and which are or become the subject of litigation or other dispute.

12. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in Jacksonville, Florida under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (a) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (b) require the testimony to be transcribed; (c) require the award to be accompanied by findings of fact and the statement for reasons for the decision; and (d) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators’ award in any court having jurisdiction.

13. Attorney’s Fees. In the event that a claim for payment or benefits under this Agreement is disputed or the Executive is otherwise enforcing rights under this Agreement and the arbitrator determines that the Executive has prevailed on the material issues in the arbitration, the Company shall, upon presentment of appropriate documentation, promptly pay, or reimburse the Executive, for all reasonable legal and other professional fees, costs of arbitration and other expenses incurred in connection therewith by the Executive.

14. No Assignment. This Agreement shall not be assignable by the Executive. This Agreement shall be assignable by the Company only by merger or with all or a substantial portion of the assets of the Company. This Agreement shall inure to the benefit and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto. If the Company is acquired, consolidates or merges into or with, or transfers all or substantially all of its assets to, another entity, the term “Company” as used herein shall mean such other entity and this Agreement shall continue in full force and effect. In the case of any transaction in which a successor would not by the foregoing provision or operation of law be bound by this Agreement, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Company Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all existing agreements between them concerning such subject matter (including, without limitation, the Employment Agreement as it may apply with regard to a termination after a Change in Control or with regard to a termination in anticipation of a Change in Control but not any stock option or other equity agreement nor any plan or programs, except as provided herein); provided, however, that in the event the Term ends before the Company becomes obligated to make any payment to the Executive pursuant to the terms hereof, the effect of this sentence regarding superceding existing agreements as they apply to a termination of employment in connection with a Change in Control shall be of no further force or effect. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All references to any law shall be deemed also to refer to any successor provisions to such laws.

16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by registered mail, postage prepaid as follows:

If to the Company, to:

Florida East Coast Railway, L. L. C.

One Malaga Street

St. Augustine, FL 32084

with a copy to:

Florida East Coast Industries, Inc.

One Malaga Street

St. Augustine, Florida 32084

Attention: General Counsel

If to the Executive, to the Executive’s last shown address on the books of the Company.

Any such notice shall be deemed given when so delivered personally, or, if mailed, five days after the date of deposit in the United States mail. Any party may by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

18. Separability. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

19. Non-Exclusivity of Rights. Except as otherwise specifically provided therein, (a) nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive, equity or other plan or program provided by the Company and for which the Executive may qualify, nor (b) shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other currently existing plan, agreement as to employment or severance from employment with the Company or statutory entitlements, provided, that to the extent such amounts are paid under Section 4(a) hereof or otherwise, they shall not be due under any such program, plan, agreement, or statute. Amounts that are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company, at or subsequent to the Date of Termination shall be payable in accordance with such plan or program, except as otherwise specifically provided herein.

20. Not an Agreement of Employment. This is not an agreement assuring employment and the Company reserves the right to terminate the Executive’s employment at any time with or without Cause, subject to the payment provisions hereof if such termination is after, or within three months prior to, a Change in Control. The Executive acknowledges that the Executive is aware that the Executive shall have no claim against the Company hereunder or for deprivation of the right to receive the amounts hereunder as a result of any termination that does not specifically satisfy the requirements hereof. Except as provided herein, the foregoing shall not affect the Executive’s rights under any other agreement with the Company.

21. Withholding Taxes. The Company may withhold from all payments due hereunder such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

22. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, without reference to rules relating to conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set the Executive’s hand as of the date first set forth above.

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Adolfo Henriques
Name:	Adolfo Henriques
Title:	Chairman

FLORIDA EAST COAST RAILWAY, L.L.C.

By:	/s/ Adolfo Henriques
Name:	Adolfo Henriques
Title:	Chairman

EXECUTIVE

By:	/s/ Amy Bramlitt
Name:	Amy Bramlitt
Title:	Vice President & Controller

EXHIBIT A

Golden Parachute Provision

(a) In the event that the Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively, the “Company Payments”), and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the amounts of any Company Payments shall be automatically reduced to an amount one dollar less than the amount that would subject the Executive to the Excise Tax. The dollar amount of the reduction, if any, to be made with respect to any Company Payments shall be determined by the Company’s Accountants (as such term is defined in paragraph (b) below) on or before the date such Company Payments are due and payable to the Executive. Company Payments shall be reduced as mutually agreed between the Company and the Executive or, in the event the parties cannot agree, in the following order (1) any lump sum severance based on a multiple of Base Salary or Bonus, (2) any other cash amounts payable to the Executive, (3) any benefits valued as parachute payments; and (4) acceleration of vesting of any equity.

(b) For purposes of determining whether any of the Company Payments will be subject to the Excise Tax and the amount of such Excise Tax, (x) the Company Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants or the Company (the “Accountants”) such Company Payments (in whole or in part) either do not constitute “parachute payments,” represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. In the event that the Accountants are serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the “Accountants” hereunder). All determinations hereunder shall be made by the Accountants which shall provide detailed supporting calculations both to the Company and the Executive at such time as it is requested by the Company or the Executive. If the Accountants determine that payments under this Agreement must be reduced pursuant to this paragraph, they shall furnish the Executive with a written opinion to such effect. The determination of the Accountants shall be final and binding upon the Company and the Executive.

(c) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues. In the event the issues are interrelated, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree the Executive shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and the Executive’s representative shall cooperate with the Company and its representative.

(d) The Company shall be responsible for all charges of the Accountant.

(e) The Company and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Exhibit A.